UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2024
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Acutus Medical, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (442) 232-6080
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.

(b), (c)

On November 8, 2023, the Company announced in a Current Report on Form 8-K (the “Prior 8-K”), that David Roman was expected to depart from his position as president and chief executive officer of the Company, as part of the Company’s strategic realignment of resources and corporate restructuring, which departure became effective January 7, 2024. Mr. Roman has also resigned as a member of the Company’s board of directors effective January 7, 2023. Mr. Roman’s departure from his position as president and chief executive officer of the Company, as well as a member of the board of directors of the Company, is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, effective January 8, 2024, the Board has fixed the size of the Board at seven members, with two Class I directors, three Class II directors and two Class III directors.

The Prior 8-K disclosed that on November 6, 2023, the Company’s board of directors approved the appointment of Takeo Mukai, the Company’s chief financial officer, as the Company’s chief executive officer, which appointment became effective January 8, 2024. Mr. Mukai will also maintain his duties as the Company’s chief financial officer.

In addition to the payments and other benefits Mr. Roman will receive in connection with his departure as described in the Prior 8-K, on January 9, 2024, Mr. Roman entered into a consulting agreement with the Company (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Roman agreed to provide all reasonable assistance to the Company with respect to the transition of the role of the Company’s chief executive officer, and provide advisory services related to the Company’s strategic transaction options, through December 31, 2024. Pursuant to the Consulting Agreement, Mr. Roman will receive compensation equal to $200 per hour.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On January 8, 2024, in connection with his new role, the Company’s board of directors also approved adjustments to Mr. Mukai’s compensation. On January 8, 2024, Mr. Mukai’s annual base salary was increased from $325,000 to $375,000 and Mr. Mukai’s annual target cash bonus opportunity was increased to 60% of his annual base salary. Mr. Mukai will also continue to be entitled to the severance benefits set forth in his employment agreement, which was filed as Exhibit 10.21 to the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 9, 2023 and which is described in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 27, 2023.

Mr. Mukai, 44, has been the Company’s chief financial officer since January 9, 2023. Mr. Mukai previously served as the Company’s interim chief financial officer between August 2022 and January 2023 and as the Company’s Vice President, Finance from July 2021 to August 2022. Prior to his service with the Company, Mr. Mukai served in various roles of increasing responsibility with Medtronic, Inc. from 2007 to 2021, including: Finance Director, Neurovascular and Cerebrospinal Fluid Business Units, from July 2019 to July 2021; Finance Director, Global Growth Platforms, from May 2018 to July 2019; and Finance Director, Type 2 Diabetes Business Unit, from August 2014 to May 2018. Mr. Mukai received a B.S., Business Administration, from Carnegie Mellon University in 2001 and an M.B.A. from the University of Southern California, Marshall School of Business, in 2011.

There is no arrangement or understanding with any person pursuant to which Mr. Mukai was appointed, and there are no family relationships between Mr. Mukai and any of our directors or executive officers. Additionally, there are no transactions between us or our subsidiaries and Mr. Mukai that would be required to be reported under Item 404(a) of Regulation S-K.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
10.1	Consulting Agreement between the Company and David Roman
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: January 11, 2024	By:	/s/ Tom Sohn
Tom Sohn, Chief Administrative Officer, General Counsel and Secretary

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